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Exhibit 99.1

Contact:	Joel S. Marcus Chief Executive Officer Alexandria Real Estate Equities, Inc. (626) 578-0777	Rhonda Chiger Rx Communications Group, LLC (917) 322-2569

        Alexandria Real Estate Equities Reports Fourth Quarter And
Year Ended December 31, 2001 Results

        —Company Reports Funds from Operations of 94 Cents Per Share (Diluted), for Fourth Quarter 2001, Up 13% Over Fourth Quarter 2000—

        Highlights:

  •
  Fourth Quarter 2001 Funds from Operations (FFO) of 94 Cents Per Share (Diluted)

  •
  Fourth Quarter 2001 Total Revenues Up 14%, FFO Up 19% and FFO Per Share (Diluted) Up 13% Over Fourth Quarter 2000

  •
  2001 Total Revenues Up 20%, FFO Up 23% and FFO Per Share (Diluted) Up 11% Over 2000

  •
  Signed 19 Leases for 145,000 Square Feet of Space During the Fourth Quarter 2001

  •
  Completed Acquisition of Land Parcel Comprising 4.7 acres in Suburban Washington, D.C.

  •
  Closed $28.3 Million Fixed Rate Loan

        PASADENA, CA.—February 7, 2002—Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the fourth quarter and year ended December 31, 2001.

        For the fourth quarter, Alexandria reported FFO of $15,470,000, or 94 cents per share (diluted), on total revenues of $33,666,000, compared to FFO of $12,998,000, or 83 cents per share (diluted), on total revenues of $29,563,000 for the fourth quarter of 2000. Comparing the fourth quarter of 2001 to the fourth quarter of 2000, total revenues increased 14%, FFO increased 19% and FFO per share (diluted) increased 13%. Net income available to common stockholders for the fourth quarter of 2001 was $7,280,000, or 44 cents per share (diluted), compared to net income available to common stockholders of $6,484,000, or 41 cents per share (diluted), for the fourth quarter of 2000.

        For the year ended December 31, 2001, Alexandria reported FFO of $57,189,000, or $3.53 per share (diluted), on total revenues of $127,790,000, compared to FFO of $46,594,000, or $3.17 per share (diluted), on total revenues of $106,910,000 for the year ended December 31, 2000. Net income available to common stockholders for 2001 was $26,611,000, or $1.64 per share (diluted), as compared to $22,343,000, or $1.52 per share (diluted), for 2000.

        "Alexandria experienced solid fourth quarter and full year 2001 financial and operating results. We believe that we are successfully weathering the challenging economic cycle," said Joel S. Marcus, Chief Executive Officer.

        The Company announced that it had signed a total of 19 leases during the fourth quarter for approximately 145,000 square feet of space at 13 different properties. Of this total, approximately 90,000 square feet was for previously vacant space at nine properties, which included leasing approximately 70,000 square feet at six properties in the Company's redevelopment program. The remaining 55,000 square feet was for new or renewal space with rental rates on average approximately 24% higher than expiring leases. For the year ended December 31, 2001, the Company signed a total of 67 leases for approximately 942,000 square feet of space. Of this total, approximately 287,000 square feet was for previously vacant space at 15 properties, which included leasing approximately 260,000 square feet at 13 properties in the Company's redevelopment program. The remaining 655,000 square feet was for new or renewal space with rental rates on average approximately 15% higher than expiring leases. "Our leasing activity during the fourth quarter and the full year 2001 represents consistent performance," said James H. Richardson, President.

        The Company also announced that it acquired a land parcel approximating 4.7 acres in Suburban Washington, D.C. in December 2001, for approximately $3 million in cash.

        The Company announced the closing of a $28.3 million fixed rate secured loan in December 2001. This loan, which bears interest at 7.4%, is due in January 2012. "We are pleased to have closed this loan, which represents part of our continuing strategy to convert a portion of our variable rate debt to long-term fixed rate debt," said Peter J. Nelson, Senior Vice President and Chief Financial Officer.

        Alexandria Real Estate Equities, Inc. is a publicly traded real estate operating company focused principally on the ownership, operation, management, acquisition, conversion, retrofit, expansion and selective development and redevelopment of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service entities, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 82 properties comprising approximately 5.3 million square feet of office/laboratory space.

        This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

        (Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2001	Three Months Ended December 31, 2000	Year Ended December 31, 2001	Year Ended December 31, 2000
Income statement data:
Total Revenues	$33,666	$29,563	$127,790	$106,910
Expenses:
Rental operations	6,560	6,045	26,115	21,873
General and administrative	3,116	2,398	11,694	8,986
Interest	7,604	7,206	29,126	25,791
Depreciation and amortization	8,190	6,514	30,578	24,251

	$25,470	$22,163	$97,513	$80,901

Net Income	$8,196	$7,400	$30,277	$26,009

Dividends on preferred stock	$916	$916	$3,666	$3,666

Net income available to common stockholders	$7,280	$6,484	$26,611	$22,343

Weighted average shares of common stock
outstanding:
-Basic	16,185,827	15,446,650	15,953,459	14,460,711

-Diluted	16,481,269	15,728,876	16,208,178	14,699,478

Net income per common share:
-Basic	$0.45	$0.42	$1.67	$1.55

-Diluted	$0.44	$0.41	$1.64	$1.52

Funds from operations:
Net income	$8,196	$7,400	$30,277	$26,009
Add:
Depreciation and amortization	8,190	6,514	30,578	24,251
Subtract:
Dividends on preferred stock	(916)	(916)	(3,666)	(3,666)

Funds from operations (FFO)	$15,470	$12,998	$57,189	$46,594

FFO per common share:
-Basic	$0.96	$0.84	$3.58	$3.22

-Diluted	$0.94	$0.83	$3.53	$3.17

	As of December 31, 2001	As of December 31, 2000
Balance sheet data:
Rental properties, net	$796,626	$679,653
Total assets	$962,146	$780,984
Total liabilities	$629,508	$461,832
Stockholders' equity	$332,638	$319,152

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	12/31/2001	9/30/2001	6/30/2001	3/31/2001	12/31/2000
Operational data:
Breakdown of Revenues:
Rental Income	$26,505	$25,505	$23,589	$23,572	$22,606
Tenant Recoveries	6,537	6,607	5,872	6,335	5,784
Interest and Other Income	624	618	938	1,088	1,173

Total	$33,666	$32,730	$30,399	$30,995	$29,563

Funds From Operations Per Share-Diluted (1)	$0.94	$0.90	$0.85	$0.84	$0.83
Dividends Per Share on Common Stock	$0.46	$0.46	$0.46	$0.46	$0.43
Dividend Payout Ratio (Common Stock)	48.6%	50.8%	53.9%	54.9%	51.4%

	As of
	12/31/2000	9/30/2001	6/30/2001	3/31/2001	12/31/2001
Other data:
Number of Properties:
Acquired/completed during period	—	4	1	2	1
Sold during period	—	—	—	—	—
Owned at end of period	82	82	78	77	75
Square Feet:
Acquired/completed during period	—	238,102	96,150	118,838	21,940
Sold during period	—	—	—	—	—
Owned at end of period	5,319,945	5,319,945	5,081,843	4,985,693	4,866,855
(1)
The White Paper on Funds From Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in October 1999 defines FFO as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	December 31, 2001	December 31, 2000
Assets:
Rental properties, net	$796,626	$679,653
Property under development	65,250	26,092
Cash and cash equivalents	2,376	2,776
Tenant security deposits and other restricted cash	11,528	6,995
Secured note receivable	6,000	6,000
Tenant receivables	3,123	2,835
Deferred rent	20,593	14,945
Other assets	56,650	41,688

Total assets	$962,146	$780,984

Liabilities and Stockholders' Equity:
Secured notes payable	$245,161	$200,256
Unsecured line of credit and unsecured term loan	328,000	231,000
Accounts payable, accrued expenses and tenant security deposits	48,057	23,123
Dividends payable	8,290	7,453

Total liabilities	629,508	461,832
Total stockholders' equity	332,638	319,152

Total liabilities and stockholders' equity	$962,146	$780,984

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Debt
As of December 31, 2001
(Dollars in thousands)
(Unaudited)

Principal Amortization/Maturities (1)

Year	Amount
2002	$5,638
2003	25,062	(2)
2004	5,901
2005	5,713
2006	24,764
Thereafter	175,970

Subtotal	243,048
Unamortized Premium	2,113

Total	$245,161

Secured and Unsecured Debt Analysis

	Balance	Weighted Average Effective Interest Rate		Weighted Average Maturity
Secured Debt	$245,161	7.68%		7.6 Years
Unsecured Debt	328,000	3.93	%(3)	1.2 Years

Total Debt	$573,161	5.53%		3.9 Years

Floating and Fixed Rate Debt Analysis

	Balance	Weighted Average Effective Interest Rate		Weighted Average Maturity
Fixed Rate Debt	$226,221	7.95%		8.2 Years
Floating Rate Debt	346,940	3.96	%(3)	1.2 Years

Total Debt	$573,161	5.53%		3.9 Years

(1)
Excludes line of credit.

(2)
Of this amount, $18,940,000 represents the outstanding balance on a construction loan related to a property developed in the San Francisco Bay market, which is due in June 2003.

(3)
Does not reflect the impact of swap agreements which hedge floating rate debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Same Property Comparison
(Dollars in thousands)
(Unaudited)

	GAAP Basis			Cash Basis (1)
	Quarter Ended			Quarter Ended
	12/31/01	12/31/00	% Change	12/31/01	12/31/00	% Change
Revenue	$28,048	$26,915	4.2%	$27,246	$25,724	5.9%
Rental operations	5,686	5,777	-1.6%	5,686	5,777	-1.6%

Net operating income	$22,362	$21,138	5.8%	$21,560	$19,947	8.1%

	Year Ended			Year Ended
	12/31/01	12/31/00	% Change	12/31/01	12/31/00	% Change
Revenue	$79,400	$75,600	5.0%	$78,155	$73,945	5.7%
Rental operations	17,693	16,710	5.9%	17,693	16,710	5.9%

Net operating income	$61,707	$58,890	4.8%	$60,462	$57,235	5.6%

(1)
Excludes straight line rent adjustments.

Note:    This summary represents operating data for the properties that were owned and fully operating for the entire periods presented.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Operating Portfolio Summary
As of December 31, 2001
(Dollars in thousands)

	Number of Properties	Rentable Square Feet	Annualized Base Rent	Occupancy Percentage
Market:
Suburban Washington DC	19	1,613,529	$25,247,538	97.8	%(1)
California—San Diego	21	949,328	26,942,140	100.0%
California—San Francisco Bay	7	412,172	12,385,311	100.0%
Southeast	3	183,473	3,307,274	97.5	%(1)
New Jersey/Suburban Philadelphia	6	344,390	5,976,880	100.0%
Eastern Massachusetts	6	445,474	14,059,254	100.0%
Washington—Seattle	2	118,393	4,109,523	100.0%

Total(2)	64	4,066,759	$92,027,920	99.0%

(1)
All, or substantially all, of the vacant space is office or warehouse space.

(2)
Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Lease Expiration
December 31, 2001

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Aggregate Portfolio Leased Square Feet	Annualized Base Rent of Expiring Leases (per square foot)
2002	52	476,422	10.1%	$21.45
2003	27	483,343	10.3%	$19.03
2004	25	423,550	9.0%	$21.01
2005	16	319,426	6.8%	$25.90
2006	29	665,796	14.1%	$22.51

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Lease Activity Analysis
For the Quarter Ended December 31, 2001

	Number of Leases	Square Footage	Expiring Rate	New Rate	Rental Rate Increase	TI's/Lease Commissions per foot	Average Lease Term
Lease Activity—Expired Leases
Lease Expirations
Cash Basis	25	182,747	$19.36	—	—	—	—
GAAP Basis	25	182,747	$19.15	—	—	—	—
Renewed / Released Space
Cash Basis	7	54,621	$15.03	$17.42	15.9%	$9.15	4.9 years
GAAP Basis	7	54,621	$14.74	$18.31	24.2%	$9.15	4.9 years
Month-to-Month Leases
Cash Basis	14	72,599	$15.44	$16.79	8.7%	—
GAAP Basis	14	72,599	$15.13	$16.79	11.0%	—
Total Leasing—Expired Leases
Cash Basis	21	127,220	$15.26	$17.06	11.8%	—
GAAP Basis	21	127,220	$14.96	$17.44	16.6%	—
Vacant Space Leased
Cash Basis	12	90,186	—	$15.89	—	$16.75	5.0 years
GAAP Basis	12	90,186	—	$16.84	—	$16.75	5.0 years
All Lease Activity
Cash Basis	33	217,406	—	$16.57	—	—
GAAP Basis	33	217,406	—	$17.19	—	—	—

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Lease Activity Analysis
For the Year Ended December 31, 2001

	Number of Leases	Square Footage	Expiring Rate	New Rate	Rental Rate Increase	TI's/Lease Commissions per foot	Average Lease Term
Lease Activity—Expired Leases
Lease Expirations
Cash Basis	61	964,329	$19.21	—	—	—	—
GAAP Basis	61	964,329	$19.07	—	—	—	—
Renewed / Released Space
Cash Basis	40	654,495	$21.05	$22.85	8.6%	$4.52	4.1 years
GAAP Basis	40	654,495	$20.86	$24.05	15.3%	$4.52	4.1 years
Month-to-Month Leases
Cash Basis	14	72,599	$12.16	$16.79	38.1%	—
GAAP Basis	14	72,599	$11.88	$16.79	41.3%	—
Total Leasing—Expired Leases
Cash Basis	54	727,094	$20.16	$22.24	10.3%	—
GAAP Basis	54	727,094	$19.96	$23.32	16.8%	—
Vacant Space Leased
Cash Basis	27	287,235	—	$27.45	—	$21.02	6.4 years
GAAP Basis	27	287,235	—	$30.96	—	$21.02	6.4 years
All Lease Activity
Cash Basis	81	1,014,329	—	$23.72	—	—
GAAP Basis	81	1,014,329	—	$25.49	—	—	—

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
As of December 31, 2001

Market	Target Completion Date	Rentable Square Footage
Eastern Massachusetts	3Q02	100,000
San Diego	3Q02	47,000
Suburban Washington D.C.	3Q02	95,000

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
As of December 31, 2001

Market	Target In-Service Date	Total Rentable Square Footage of Property (1)	Square Footage Being Redeveloped
San Diego	2Q02	21,940	10,632
Pasadena	3Q02	31,343	23,424
San Francisco Bay	3Q02	32,074	6,855
San Francisco Bay (2)	3Q02	153,837	24,968
San Francisco Bay	4Q02	25,000	25,000
Washington—Seattle	2Q02	209,361	25,136
Southeast	2Q02	37,908	23,931
Southeast	2Q02	119,916	25,388
Southeast	3Q02	37,080	14,806
Suburban Washington D.C.	2Q02	53,416	5,571
Suburban Washington D.C.	3Q02	53,595	26,799
Suburban Washington D.C.	3Q02	131,511	86,623
Suburban Washington D.C.	4Q02	58,632	58,632
Eastern Massachusetts	2Q02	92,423	12,005
Eastern Massachusetts	4Q02	59,000	59,000
Eastern Massachusetts	4Q02	40,000	40,000
Eastern Massachusetts	1Q03	96,150	96,150

Total		1,253,186	564,920

(1)
Averageoccupancy for properties under full or partial redevelopment as of December 31, 2001 was 54.9%.

(2)
Includes two adjacent properties.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. Financial Information (Dollars in thousands, except per share data) (Unaudited)
ALEXANDRIA REAL ESTATE EQUITIES, INC. Supplemental Financial Information (Dollars in thousands, except per share data) (Unaudited)
ALEXANDRIA REAL ESTATE EQUITIES, INC. Condensed Consolidated Balance Sheet (In thousands) (Unaudited)
ALEXANDRIA REAL ESTATE EQUITIES, INC. Debt As of December 31, 2001 (Dollars in thousands) (Unaudited)
Principal Amortization/Maturities (1)
Secured and Unsecured Debt Analysis
Floating and Fixed Rate Debt Analysis
ALEXANDRIA REAL ESTATE EQUITIES, INC. Same Property Comparison (Dollars in thousands) (Unaudited)
ALEXANDRIA REAL ESTATE EQUITIES, INC. Operating Portfolio Summary As of December 31, 2001 (Dollars in thousands)
ALEXANDRIA REAL ESTATE EQUITIES, INC. Lease Expiration December 31, 2001
ALEXANDRIA REAL ESTATE EQUITIES, INC. Lease Activity Analysis For the Quarter Ended December 31, 2001
ALEXANDRIA REAL ESTATE EQUITIES, INC. Lease Activity Analysis For the Year Ended December 31, 2001
ALEXANDRIA REAL ESTATE EQUITIES, INC. Summary of Properties Under Development As of December 31, 2001
ALEXANDRIA REAL ESTATE EQUITIES, INC. Summary of Properties Under Redevelopment As of December 31, 2001